Exhibit 99.3

WAIVER

September 3, 2010

IHOP Franchising, LLC

IHOP IP, LLC

450 North Brand Boulevard

Glendale California 91203

Attention: General Counsel

Wells Fargo Bank, National Association,

as Indenture Trustee

Sixth Street and Marquette Avenue

MAC N9311-161, Minneapolis, MN 55479

Attn:	Corporate Trust Services/
Asset-Backed Administration
Re.:	IHOP Franchising LLC

Dear Ladies and Gentlemen:

Reference is hereby made to (i) the Base Indenture, dated as of March 16, 2007 (as supplemented by the Supplement No. 1 thereto, dated November 28, 2007, the Supplement No. 2 thereto, dated January 17, 2008, the Supplement No. 3 thereto, dated April 25, 2008, and the Supplement No. 4 thereto, dated June 9, 2008, the “Base Indenture”), by and among IHOP Franchising, LLC and IHOP IP, LLC, as the Co-Issuers, and Wells Fargo Bank, National Association, not in its individual capacity, but solely in its capacity as the Indenture Trustee (the “Indenture Trustee”), (ii) the Series 2007-1 Supplement to the Base Indenture, dated March 26, 2007 (the “Series 2007-1 Supplement”), by and among the Co-Issuers, the Indenture Trustee and Financial Guaranty Insurance Company (“FGIC”), as the Series Insurer, relating to the Series 2007-1 Notes referred to therein, (iii) the Series 2007-2 Supplement to the Base Indenture, dated March 26, 2007 (the “Series 2007-2 Supplement”), by and among the Co-Issuers, the Indenture Trustee and FGIC, as the Series Insurer, relating to the Series 2007-2 Notes referred to therein, (iv) the Guaranty, dated as of March 16, 2007 (as amended by the Amendment No. 1 thereto, dated November 28, 2007, the “Guaranty”), by DineEquity, Inc. (formerly IHOP Corp.), as the Guarantor, in favor of IHOP Holdings LLC, and (v) the Servicing Agreement, dated as of March 16, 2007 (as amended by the Amendment No. 1 thereto, dated November 28, 2007, the “Servicing Agreement”), by and among the Co-Issuers, the Indenture Trustee, International House of Pancakes, LLC, as the Servicer, and the other parties identified therein. Capitalized terms used and not defined herein have the meanings set forth or incorporated by reference in the Base Indenture.

FGIC, in its capacity as the Series Insurer and the Series Controlling Party with respect to the Series 2007-1 Notes and the Series 2007-2 Notes, subject to the terms and conditions set forth below, hereby waives the following provisions of the following Transaction Documents effective as of the date hereof:

(a) solely with respect to the incurrence of indebtedness described in clause (c) below, the provision set forth in Section 9.2(a) of the Base Indenture requiring the Co-Issuers to have on deposit in the Series Principal Payment Accounts, on the Accounting Date immediately preceding the scheduled redemption date, an amount not less than the Optional Redemption Amount for purposes of the Optional Redemption;

(b) solely with respect to the incurrence of indebtedness described in clause (c) below, the provision set forth in Section 9.4(c) of the Base Indenture requiring the Co-Issuers to deliver written notice of the revocation of a notice of Optional Redemption to the Indenture Trustee, the Series Insurer and the Servicer no later than the fifth Business Day prior to the scheduled Optional Redemption Date; provided, that the Co-Issuers will deliver written notice of the revocation of a notice of Optional Redemption at least one Business Day prior to the scheduled Optional Redemption Date; and

(c) the provisions set forth in Section 4.15 of the Servicing Agreement and Section 3.3(a) of the Guaranty limiting the permitted amount of indebtedness that can be incurred by the Guarantor, DineEquity, Inc. (formerly known as IHOP, Inc.), Applebee’s International, Inc., and their respective Affiliates (other than the IHOP Securitization Entities and the Applebee’s Securitization Entities (each, as defined therein)) to $95 million; provided, however, that (i) concurrently with the incurrence of any indebtedness in excess of $95 million, funds sufficient to pay the amount equal to the sum of (w) the Optional Redemption Amount with respect to each Series of Notes Outstanding, (x) all out-of-pocket expenses incurred by FGIC in connection herewith, including reasonable attorney fees and expenses, (y) the Consent Fee (as defined below) and (z) such other amount necessary to be paid in connection with the satisfaction and discharge of the Indenture have been irrevocably deposited in trust with the Indenture Trustee for purposes of the Optional Redemption and the payment of such other amounts on the related Optional Redemption Date, and no later than the Optional Redemption Date such amounts will be applied to pay in full each such Optional Redemption Amount, the expenses described in sub-clause (x) above and the Consent Fee as directed by FGIC, and the other amounts necessary to be paid in connection with the satisfaction and discharge of the Indenture in full in accordance with Article IV of the Base Indenture; it being understood and agreed, and as a condition to FGIC’s waivers hereunder, that the Co-Issuers shall (i) cause the lender (or lenders) or other parties providing the funds used to make the payments specified in sub-clauses (w) through (z) above (or their representatives) to remit such funds directly (and not via transfers through accounts of the Servicer or any other Affiliate of IHOP Holdings LLC) to the Principal Payment Accounts, the Interest Payment Accounts and the other applicable Accounts in accordance with Section 9.2 of the Base Indenture (or, in the case of the Consent Fee, to the account designated by FGIC) and (ii) deliver a Company Order irrevocably authorizing and directing the Indenture Trustee to apply the amounts deposited to such Accounts in accordance with Section 9.2 of the Base Indenture on the Optional Redemption Date. In addition, on the Optional Redemption Date the Co-Issuers shall have delivered to FGIC an executed letter from their outside counsel in the form attached hereto as Exhibit A and an executed Termination and Release in substantially the form attached hereto as Exhibit B.

FGIC hereby confirms to the Indenture Trustee that, (x) upon FGIC’s receipt of the letter described in the last sentence of the preceding clause (c), along with the representations made in the Termination and Release and the other information provided to FGIC prior to the date hereof, FGIC has, in its judgment, received adequate assurances that the discharge of the Indenture as contemplated hereunder will not subject FGIC to a risk of preference or recapture on amounts paid to discharge the Notes and therefore the condition in the proviso to Section 4.1(a)(iv) of the Indenture requiring that such adequate assurances be provided to FGIC shall be satisfied, (y) the FGIC expenses described in sub-clause (i)(x) of clause (c) above and the Consent Fee are the only amounts due and payable to FGIC under the Insurance Agreement in connection with such discharge, and (z) upon satisfaction of the other conditions set forth in clauses (i) through (iv) of such Section 4.1(a), the Indenture will be satisfied and discharged in accordance with its terms.

The Co-Issuers hereby irrevocably agree to pay FGIC on the Optional Redemption Date referenced above a consent fee in the amount of $[            ] (the “Consent Fee”).

This letter shall be governed by the internal laws of the State of New York without regard to choice of law rules (other than Section 5-1401 of the New York General Obligations Law).

This letter may be executed in any number of counterparts (including by facsimile or other electronic means of transmission), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this letter to be duly executed by their respective authorized officers of the date and year first above written.

FINANCIAL GUARANTY INSURANCE COMPANY, as Series Insurer and Series Controlling Party in respect of the Series 2007-1 Notes and Series 2007-2 Notes

By:	/s/ Derek M. Donnelly
Name: Derek M. Donnelly
Title: Managing Director

Acknowledged and agreed to as of the date and year

first above written:

IHOP FRANCHISING, LLC, as a Co-Issuer		IHOP IP, LLC, as a Co-Issuer

By:	/s/ John F. Tierney	By:	/s/ John F. Tierney
	Name: John F. Tierney		Name: John F. Tierney
	Title: Manager		Title: Manager